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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 20, 1998


                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Canada                                        1-2275                               None
(STATE OR OTHER JURISDICTION                         (COMMISSION                        (IRS EMPLOYER
      OF INCORPORATION)                              FILE NUMBER)                     IDENTIFICATION NO.)

               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 849-5271
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Item 5.    Other Events.

On July 20, 1998, The Seagram Company Ltd. (the "Corporation") announced that it had agreed to sell Tropicana Products, Inc. ("Tropicana") and its global juice business to PepsiCo, Inc. for a cash price of $3.3 billion. The Corporation also announced that Tropicana will withdraw the registration statement it had filed previously with the Securities and Exchange Commission for a proposed public sale of Tropicana.

The proceeds from the transaction will be used by the Corporation to pay a part of the cash portion of the purchase price for the previously announced acquisition of PolyGram N.V., currently scheduled to close in the fourth quarter of this year.

The transaction, which is subject to Hart-Scott-Rodino and other customary regulatory approvals, is expected to close by the end of August.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.


                                       2
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Item 7.    Financial Statements and Exhibits.

           (c) Exhibits

           (2) Stock Purchase Agreement dated as of July 20, 1998 among the Corporation, Seagram Enterprises, Inc. and PepsiCo, Inc.

           (99) Press Release.


                                       3
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       THE SEAGRAM COMPANY LTD.
                                              (Registrant)



Date: July 22, 1998
                                       By: /s/ Daniel R. Paladino
                                           ------------------------------------
                                           Daniel R. Paladino
                                           Executive Vice President -- Legal and
                                             Environmental Affairs
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                                  EXHIBIT INDEX



Exhibit                              Description of Exhibit
Number                               ----------------------
-------
           (2) Stock Purchase Agreement dated as of July 20, 1998 among the Corporation, Seagram Enterprises, Inc. and PepsiCo, Inc.

           (99)  Press Release.